Exhibit 5.3

[Akerman Letterhead]

July 31, 2015

ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida  32963

Re:           Common Stock registered under Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to (1) our opinion dated May 1, 2015 and included as Exhibit 5.1 to the Registration Statement on Form S-3 ASR (Registration No. 333-203813) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2015 by ARMOUR Residential REIT, Inc. (the “Company”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and (2) the Company's prospectus supplement filed with the Commission on December 28, 2012 (the “Previous Prospectus Supplement”), pursuant to the requirements of the Securities Act. We are rendering this supplemental opinion in connection with the prospectus supplement dated July 31, 2015 (the “Successor Prospectus Supplement”), relating to 3,750,000 shares of the Company's common stock, par value $0.001 per share (the “Shares”), that may be issued pursuant to the Company's 2013 Dividend Reinvestment and Stock Purchase Plan (the “2013 Plan”).  On July 31, 2015, the Company completed a one-for-eight reverse stock split of its Common Stock (the “Reverse Stock Split”). Accordingly, the Successor Prospectus Supplement is being filed to proportionately reduce the remaining number of shares of Common Stock issuable pursuant to the 2013 Plan. As a result, as of July 31, 2015, on a post-reverse split basis, the Successor Prospectus Supplement will cover the Shares.

We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have considered necessary in order to enable us to render this opinion, including: (i) the Registration Statement, (ii) the Successor Prospectus Supplement, which includes the 2013 Plan, (iii) the Company's Articles of Amendment and Restatement (the “Articles”), (iv) the Company's Amended and Restated By-laws, (v) certain resolutions and minutes of the Board of Directors of the Company relating to the Registration Statement, the Successor Prospectus Supplement, the 2013 Plan and the proposed registration, issuance and sale of the Shares under the 2013 Plan (the “Resolutions”), (vi) certificates of public officials and certificates of officers or other representatives of the Company, and (vii) such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement, the Successor Prospectus Supplement, the 2013 Plan and the registration, issuance and sale of the Shares; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) as to matters of fact, the truthfulness of the factual statements of the Company made in the Registration Statement, the Successor Prospectus Supplement and the 2013 Plan, and in the certificates of public officials and officers of the Company; and (d) that the total number of shares of Common Stock issued and outstanding after the issuance of any of the Shares will not exceed the number of shares of Common Stock that the Company then has the authority to issue under the Articles.

Based on the foregoing, and subject to the assumptions qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the Articles, the Resolutions, the Successor Prospectus Supplement and the 2013 Plan, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland and the federal securities laws of the Unites States of America, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you for your benefit in connection with the filing of the Successor Prospectus Supplement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.
We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Successor Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP